Exhibit 3.1


                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                                 MEDIABAY, INC.


                                 MediaBay, Inc.
                                 (present name)


Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)

     The first paragraph of Article III of the Restated Articles of Incorporation of the Corporation has been amended as follows by striking the whole of said paragraph of Article III thereof as it now exists and inserting in lieu and instead thereof a new first paragraph of Article III reading in its entirety as follows:

               "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is One Hundred Fifty-Five Million (155,000,000) shares, no par value per share, of which One Hundred Fifty Million (150,000,000) shall be Common Stock and Five Million (5,000,000) shall be Preferred Stock."

SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD: The date of each amendment's adoption: June 23, 2000

FOURTH: Adoption of Amendment(s) (CHECK ONE)

     |X| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.

     |_| The amendment(s) was/were approved by the shareholders through voting groups.

          The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

               "The  number  of  votes  cast  for  the   amendment(s)   was/were
               sufficient for approval by ____________________________________."
                                                     voting group

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     |_|  The amendment(s)  was/were  adopted by the board of directors  without shareholder action and shareholder action was not required.

     |_|  The  amendment(s)   was/were  adopted  by  the  incorporators  without
          shareholder action and shareholder action was not required.

Signed this 23 day of June, 2000

Signature      /s/  Norton Herrick
                    ----------------------------------------
                    (By the Chairman or Vice Chairman of the
                    Board of Directors, President or other
                    officer if adopted by the shareholders)

                                       OR

                   (By a director if adopted by the directors)

                                       OR

              (By an incorporator if adopted by the incorporators)


                    Norton Herrick
                    ---------------------
                    Typed or printed name

                    Chairman
                    ---------------------
                    Title